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

Evergreen Investments logo

                                                              August 23, 2002



Dear Evergreen Shareholder,

We are writing to inform you of recent changes that will affect the management structure and strategy of the Evergreen Masters Fund and Evergreen VA Masters Fund

The Evergreen Masters Fund and the Evergreen VA Masters Fund were launched in 1998 and structured in a "manager of managers" format with Evergreen Investment Management Company, LLC ("Evergreen") managing a portion of each fund and overseeing each of the participating sub-advisors: MFS Institutional Advisors, Inc., OppenheimerFunds, Inc., and Putnam Investment Management, LLC.

As investment advisor to the funds, Evergreen regularly monitors the performance of its sub-advisors. Our due diligence process has led us to decide that effective September 1, 2002, Marsico Capital Management, LLC ("Marsico") will replace Putnam Investment Management, LLC as one of the four sub-advisors to the funds.

Marsico is a registered investment advisor formed in 1997, which provides investment advisory services to mutual funds and other institutions, and handles separately managed accounts for individuals, corporations, charities and retirement plans. As of July 30, 2002, Marsico managed approximately $13.9 billion in assets.

By leveraging the talents of well-respected management companies acting as sub-advisors, the Evergreen Masters Fund and Evergreen VA Masters Fund combine a multitude of perspectives and insights of literally hundreds of research analysts and portfolio managers and a complement of distinct investment philosophies and styles in one unique fund. Each sub-advisor is responsible for 25% of the portfolio's assets while emphasizing a particular investment specialty. Together, the sub-advisors manage an all-in-one, diversified growth-type fund that brings together some of the best ideas in the mutual fund industry today. We are excited about the addition of Marsico as one of the sub-advisors to the Evergreen Masters Fund and Evergreen VA Masters Fund and believe it will enrich our already diverse line-up of investment products.

Please visit our newly enhanced Web site, EvergreenInvestments.com, for more information about our funds and other investments products available to you. From the Web site, you can also access our quarterly online shareholder newsletter, Evergreen Events.

Sincerely,

William Ennis                                 Dennis Ferro
President & CEO                               Chief Investment Officer
Evergreen Investments                         Evergreen Investments

                              EVERGREEN INVESTMENTS

                               200 Berkeley Street

                           Boston, Massachusetts 02116

                             Evergreen Equity Trust

                                  On behalf of

                             Evergreen Masters Fund

                                       and

                        Evergreen Variable Annuity Trust

                                  On behalf of

                            Evergreen VA Masters Fund

                                  (the "Funds")

                              INFORMATION STATEMENT

This Information Statement is intended to provide you with information about a new sub-advisor for the Funds. This Statement is being mailed on or about August 23, 2002. THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. You may obtain a copy of each Fund's Annual Report, free of charge, by writing to the Fund at 200 Berkeley Street, Boston, Massachusetts, 02116.

Evergreen Investment Management Company, LLC ("Evergreen") serves as investment advisor to the Funds. Evergreen Investment Services, Inc. serves as administrator and Evergreen Distributors, Inc. serves as the distributor to the Funds. Evergreen and Evergreen Investment Management Services, Inc. are located at 200 Berkeley Street, Boston, MA 02116. Evergreen Distributors, Inc. is located at 90 Park Avenue, New York, NY 10026.

The Funds are each structured in a "manager of managers" format with Evergreen managing a portion of each Fund and overseeing each of the participating sub-advisors: MFS Institutional Advisors, Inc. ("MFS"), OppenheimerFunds, Inc. ("Oppenheimer"), and Putnam Investment Management, LLC ("Putnam"). Evergreen (in the role of both investment advisor and sub-advisor to a portion of each Fund), and each of the other sub-advisors is independently responsible for investing a specific allocated portion of each of the Fund's assets ("Allocated Portion") by investing each Allocated Portion in equity of U.S. and foreign companies with each sub-advisor employing a different investment style.

In the role of investment advisor to the Funds, Evergreen regularly monitors the performance of the Funds' sub-advisors, and had the ultimate responsibility to recommend to the Boards of Trustees of the Funds the hiring, termination and replacement of unaffiliated sub-advisors. After analysis, Evergreen determined that the Funds would benefit from replacement of Putnam with Marsico Capital Management, LLC ("Marsico").

As stated in an exemptive order received from the SEC prior to the Funds' launch in 1999, Evergreen, with the approval of the Boards of Trustees of the Funds, may terminate and/or hire unaffiliated sub-advisors, and may amend sub-advisory agreements between Evergreen and the sub-advisors, without shareholder approval. Specifically, the conditions of the exemptive relief require that (1) the change is in the best interests of each Fund and its shareholders and (2) the change does not involve a conflict of interest from which Evergreen derives an inappropriate advantage. In addition, Evergreen must provide the Boards with information showing the expected impact of the change on its profitability.

REASONS FOR REPLACEMENT

At a regular meeting of the Boards of Trustees of the Funds held on June 21, 2002, the Boards of Trustees, including the Trustees who are not "interested persons" of the Trusts, the investment advisor, the sub-advisors or the distributor (as that term is defined in the Investment Company Act of 1940, as amended), ("Independent Trustees"), unanimously approved the proposal of Evergreen, as the Funds' investment advisor, to select and appoint Marsico to serve as a new sub-advisor for the Funds, to replace Putnam.

In approving Marsico to replace Putnam as one of the sub-advisor for the Funds, the Boards of Trustees considered certain factors, including: (1) Putnam's Allocated Portion of each of the Funds consistently underperformed its benchmarks, (2) the nature quality and extent of the services provided by Marsico to the Funds, including its personnel, (3) Marsico would follow a large capitalization growth style investment approach that is generally comparable to the investment approach of the Funds, (4) Marsico has demonstrated consistently strong relative performance with comparable Funds, and (5) Marsico managed nearly $13 billion in assets as of May 31, 2002. In addition, the Boards of Trustees considered the nature, quality and extent of the services that Marsico provides for the mutual funds it currently manages (including Marsico Growth Fund, Marsico Focus Fund, Marsico 21st Century Fund and Marsico International Opportunities Fund) and the fact that Marsico is well known and well respected throughout the industry.

The Trustees also considered the fact that Evergreen's profitability as advisor to the Funds would not change as a result of Marsico becoming a sub-advisor to the Funds. In connection with these considerations, the Boards of Trustees determined that a sub-advisory arrangement between Evergreen as investment advisor and Marsico was in the best interests of the Funds and its shareholders.

As a result of the Boards of Trustees' determination, effective September 1, 2002, Marsico will become a sub-advisor to the Funds. Putnam will manage Putnam's Allocated Portion through August 31, 2002, but will no longer be a sub-advisor to the Funds after that date. For its services to each of the Funds, Marsico will receive a sub-advisory fee from Evergreen equal to the fee currently received by Putnam, which will be based on the Allocated Portion of each Fund advised by Marsico. The management fee for the Funds will not change as a result of adding Marsico as a sub-advisor to the Funds. Currently, Evergreen is entitled to receive 0.87% of the average daily net assets of each Fund for its services as investment advisor. MFS, Oppenheimer and Putnam currently receive fees in the aggregate of up to 0.50% of the average daily net assets of each Fund.

Below is a comparison of the performance of Marsico Growth Fund with the performance of the Allocated Portion of Evergreen Masters Fund currently managed by Putnam. Past performance is not an indication of future results. Marsico Growth Fund is a portfolio currently managed by Marsico that follows an investment approach that is generally comparable to the investment approach of Putnam's Allocated Portion of the Funds. The table below also compares performance to the S&P 500 Index ("S&P 500"). The S&P 500 is an unmanaged market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

-------------------------------------- ------------ ------------- ------------ -- ---------- ------------ ------------
Fund/Date                                 YTD*        1 Year*      3 Years*         1999        2000         2001
-------------------------------------- ------------ ------------- ------------ -- ---------- ------------ ------------
-------------------------------------- ------------ ------------- ------------ -- ---------- ------------ ------------
Marsico Growth Fund**                     3.77%       (6.96%)       (2.28%)        53.30%     (15.85%)     (20.33%)
-------------------------------------- ------------ ------------- ------------ -- ---------- ------------ ------------
-------------------------------------- ------------ ------------- ------------ -- ---------- ------------ ------------
Putnam's Allocated Portion of           (11.62%)      (26.88%)     (13.55%)        25.80%     (16.59%)     (28.31%)
Master's Fund
-------------------------------------- ------------ ------------- ------------ -- ---------- ------------ ------------
-------------------------------------- ------------ ------------- ------------ -- ---------- ------------ ------------
S&P 500/Barra Growth                     (7.89%)      (10.65%)      (9.02%)        28.25%     (22.08%)     (12.73%)
-------------------------------------- ------------ ------------- ------------ -- ---------- ------------ ------------

     * Data through April 2002

     ** The performance for Marsico Growth Fund are for its shares which are sold with no front or back-end sales load. The performance includes the effect of fund expenses.

      *** The performance for Putnam's allocated portion of Master's Fund is for Class A shares. The performance does not include the effect of the front-end sales load but does include the effect of Fund expenses.

Sources: Evergreen, Lipper

It is anticipated that Marsico's Allocated Portion of each Fund will invest in securities that are generally similar in their market capitalization to the securities that are in Putnam's Allocated Portion. Marsico will use a growth-oriented strategy. In selecting the approximately 35 to 50 securities that the Marsico Allocated Portion normally will hold, Marsico will primarily invest in the common stocks of large U.S. and foreign companies with market capitalizations that generally fall within the range tracked by the S&P 500 at the time of purchase.

Marsico's investment approach generally combines "top-down" analysis of economic and social trends with "bottom-up" stock selection. Top-down analysis takes into consideration macro-economic factors such as interest rates, inflation, the regulatory environment and the global competitive landscape, as well as the most attractive global investment opportunities, industry consolidation, and other economic and social trends. Bottom-up stock selection emphasizes investments in well-known, high quality companies with specific expertise or dominance, franchise durability and pricing power, solid fundamentals such as strong balance sheets, strong management, and reasonable valuations in light of projected growth rates.

SUB-ADVISORY AGREEMENT BETWEEN EVERGREEN AND MARSICO

The Sub-advisory Agreement between Evergreen as investment advisor and Marsico as sub-advisor for the Funds is substantially similar to the Sub-advisory Agreement currently in place between Evergreen as investment advisor and Putnam as sub-advisor. The Sub-advisory Agreement provides that it will remain in effect for an initial two-year term and thereafter only so long as the Boards of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. Each Sub-advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by Evergreen, or by the vote of a majority of the outstanding voting securities of the applicable Fund, upon sixty days' prior written notice to Marsico or by Marsico upon sixty days prior written notice to Evergreen. The Sub-advisory Agreement also terminates automatically in the event of its assignment or in the event that the Investment Advisory Agreement between Evergreen as the investment advisor and the Trusts is assigned or terminated for any other reason.

The Sub-advisory Agreement also generally provides that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Sub-advisory Agreement on the part of the Marsico, Marsico shall not be liable for any act or omission on the course of, or connected with, rendering services under the Sub-advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security. Subject to the foregoing, nothing in the Sub-advisory Agreement shall constitute a waiver of any rights or remedies which the Trusts may have under any federal or state securities laws.

MARSICO

Marsico, located at 1200 17th Street, Suite 1300, Denver, Colorado 80202, is a registered investment advisor formed in 1997 that became a wholly owned indirect subsidiary of Bank of America Corporation in January 2001. Bank of America is located at 101 South Tryon Street, Charlotte, North Carolina, 28255. Marsico provides investment advisory services to mutual funds and other institutions, and handles separately managed accounts for individuals, corporations, charities and retirement plans. As of June 30, 2002, Marsico managed approximately $13.9 billion in assets, approximately $10.2 billion of which were investment company assets for some 12 client organizations.

Marsico's investment team will manage the Marsico Allocated Portions of each of the Funds.

Marsico's executive officers are as follows:

----------------------------------- --------------------------- --------------------------------------
     Name, Address and                 Positions Held With        Principal Occupations During the
       Year of Birth                         Marsico                       Last Five Years
----------------------------------- --------------------------- --------------------------------------
----------------------------------- --------------------------- --------------------------------------
Thomas F. Marsico                   Chairman, Chief Executive   Chairman, Chief Executive Officer,
1200 17th Street                    Officer                     Senior Portfolio Manager, Principal,
Suite 1300                                                      Marsico Capital Management, LLC
Denver, CO 80202                                                (1997 - present); Executive Vice
DOB: 1955                                                       President, Janus Investment Fund
                                                                (1990 - 1997)

----------------------------------- --------------------------- --------------------------------------
----------------------------------- --------------------------- --------------------------------------
Christopher J. Marsico              President                   President, Marsico Capital
1200 17th Street                                                Management, LLC (2002- present);
Suite 1300                                                      Chief Operating officer, Principal,
Denver, CO 80202                                                Marsico Capital Management, LLC
DOB: 1961                                                       (1997- present); Vice President,
                                                                U.S. West (1988-1997)
----------------------------------- --------------------------- --------------------------------------
----------------------------------- --------------------------- --------------------------------------
Christie L. Austin                  Chief Financial Officer,    Chief Financial Officer, Vice
1200 17th Street                    Vice President and          President and Treasurer, Marsico
Suite 1300                          Treasurer                   Capital Management, LLC ( 1997 -
Denver, CO  80202                                               PresentPresident, Englewood Mortgage
DOB: 1956                                                       Corporation, (1986-1997)

----------------------------------- --------------------------- --------------------------------------
----------------------------------- --------------------------- --------------------------------------
Thomas M. J. Kerwin                 General Counsel, Vice       General Counsel, Vice President and
1200 17th Street                    President and Secretary     Secretary, Marsico Capital
Suite 1300                                                      Management, LLC (2002-present); Vice
Denver, CO  80202                                               President, Client Services, Marsico
DOB:                                                            Capital Management, LLC (2001-2002);
                                                                SEC Division of Investment
                                                                Management (1993-2001).

----------------------------------- --------------------------- --------------------------------------
----------------------------------- --------------------------- --------------------------------------
Mary L. Watson                      Vice President and          Chief Operating Officer and
1200 17th Street                    Assistant Secretary         Assistant Secretary, Marsico Capital
Suite 1300                                                      Management, LLC (2002-present);
Denver, CO  80202                                               Compliance Counsel, Principal,
DOB: 1959                                                       Marsico Capital Management, LLC
                                                                (1997-2002); Director of Client
                                                                Service, Janus Capital (1987-1997).
----------------------------------- --------------------------- --------------------------------------


FUND'S OWNERSHIP INFORMATION

         As of August 9, 2002, the officers and Trustees of the Evergreen Equity Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Evergreen Masters Fund. As of August 9, 2002, the officers and Trustees of Evergreen Valuable Annuity Trust as a group beneficially owned less than 1% of the shares of beneficial interest of Evergreen VA Masters Fund. To either the Evergreen Equity Trust's or Evergreen Valuable Annuity Trust's knowledge, as applicable, the following persons owed beneficially or of record more than 5% of each class of each respective Fund's outstanding shares of beneficial interest as of August 9, 2002:

[List of beneficial owners to be inserted on August 9, 2002]